Exhibit 10.3 Execution Copy Amendment No. 1 to Services Agreement Dated: December 9, 2013 This Amendment No. 1 (“Amendment”), to that certain Services Agreement (the “Agreement”) between Sears Holdings Management Corporation, a Delaware corporation (“SHMC”), and Sears Hometown and Outlet Stores, Inc., a Delaware corporation (“SHO”), is made by the parties thereto and is retroactive to October 6, 2013 (the “Amendment Date”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Agreement. Whereas, the parties have determined that it is in both parties interest to amend the Separation Agreement and certain of the Ancillary Agreements thereto in connection with certain disputes that have arisen between the parties. NOW, THEREFORE, in consideration of the above premises and the mutual covenants and other good and valuable consideration contained herein, the parties agree as follows: 1. Amendments. The Agreement shall be modified as set forth below: a. Exhibit 1 (Outlet: Retainer Services Agreement). References in Appendix 1.01-A to the “FY12 Sears Outlet: Retainer Services Agreement” (which is attached to Appendix 1.01-A as Exhibit 1) are, retroactive to February 1, 2013, deemed to be references to the Exhibit 1 attached hereto as Attachment #1. b. Hybrid Delivery. Effective February 2, 2014: i. Section 1(g) under the heading “Sears.com Functionality” in the 2nd column on page A-13 of Appendix 1.01-A of the Agreement, is amended and restated as follows “ “SHO will pay SHMC a 3% commission on hybrid delivery sales originating in a store operated by SHMC or its Affiliates.” ii. In the 2nd column, on page A-65 of Appendix1.01-A of the Agreement, the four paragraphs under the heading “Hybrid Delivery Market Process” in the “HOME SERVICES” Section is deleted and replaced with the following: “Hybrid Delivery Market Process

Exhibit 10.3 Execution Copy A Hybrid Delivery Market is a market that is either serviced out of a Sears, Roebuck and Co. full-line department store (SDO) or out of a SHO Store (by the SHO Store owner). SHO will assign the Delivery Rate for each zip code and transmit the completed zip code file with the rates to Home Services Delivery for entry into the POS (Point of Sale) system. When a Sears’ full-line store sells merchandise for delivery into a Hybrid Delivery Market zip code that is assigned to a SHO store, 50% of the SPRS margin is transferred from the Sears full-line store to the SHO store performing that delivery. For a period of 30 months, beginning on February 2, 2014, SHMC will use the SHO stores who have been selected for Hybrid Delivery as of the October 31, 2013 exclusively to provide deliveries to customer location zip codes identified as Hybrid Delivery Markets. The Parties will work in good faith to expand the list of Hybrid Delivery Markets where economically justified.” c. Retail Support Services (currently provided by IBM). i. Seller waives the approximately $1.3M in Retail Support Charges (f/k/a the IBM Charges) SHO has withheld in 2013 and SHMC agrees that SHO will not be charged any additional Retail Support Charges for 2013 (except charges related to any new SHO store openings). ii. As of the February 2nd, 2014, a new row is added to page A-64 in Appendix 1.01-A of the Agreement at the end of the “IT Services” Section as follows: IT Service Costs – Retail Support Charges “Retail Support Charges” means the charges incurred for services for in- store information technology services (currently provided by IBM) which SHO was being charged by SHMC as of the Amendment Date under that certain Amended and Restated Exhibit for Retail Support Services (f/k/a Exhibit 15) between SHMC and IBM effective as of May 9, 2011 (or any successor agreement SHMC enters into for such services, collectively, the “Retail Support Agreement”). The Services under the Retail Support Agreement include level 2 support for LAN management, asset tracking, security services, software distribution and QA, monitoring, incident and FY 2014 SHO will be billed base Retail Support Charges of $1,000,000 in 2014; however the actual number billed will be adjusted as of January 1st, 2014 based upon the

Exhibit 10.3 Execution Copy problem management, and special retail services (related to store openings, closings, and moves). The Retail Support Charges do not cover, among other things, onsite hardware maintenance (e.g., cash registers) and hardware depot, and SHMC will be continued to be charged for such services as otherwise provided for in this Agreement. SHO will be charged for the Retail Support Charges as provided for herein; unless SHO terminates the underlying Retail Support Services as permitted under Section 3.01 of the Agreement; in which case these charges will be prorated on a daily basis. In addition to the Retail Support Charges in the right hand column, SHO will continue to be charged: (i) for all “Special Retail Services (e.g., store openings/closings) and per incident charges (e.g., hot box replacement) under the Retail Support Agreement, and (ii) other retail support and non- retail charges for third party IT contractors providing Services (e.g., IBM and NCR) passed along to SHO in accordance with the Agreement. In the event that SHO’s number of locations supported under the Retail Support Agreement (e.g. stores, ORDCS), open at the first day of fiscal year 2014 and 2015, respectively (each a “Beginning SHO Locations Count”) vary from 1,239 (the number of SHO locations as of November 2, 2013); then the Retail Support Charges in the right hand column of this row will be adjusted for that year (up or down, as applicable), by $807.10 in fiscal 2014 and $1,614.20 in fiscal 2015. Furthermore, in the event that SHO’s net number of locations (after taking into account opening and closings) supported under the Retail Support Charges as of the last fiscal day of 2014 and 2015, respectively (each the “Ending SHO Locations Count”) vary from the Beginning SHO Locations Count for that year, then SHO (in the event of an net increase) or SHMC (in the event of a net decrease) will pay the other party a true-up amount by the 20th day of such fiscal year equal to: (x) the difference between the Beginning SHO number of SHO locations being serviced as provided in the middle column of this row. These Retail Support Charges will be paid by SHO in 4 equal, quarterly payments. FY 2015 SHO will be billed Retail Support Charges of $2,000,000 in 2015; however the actual number billed will be adjusted as of January 1st, 2015 based upon the number of SHO locations being serviced as provided in the middle column of this row. These Retail Support Charges will be paid by SHO in 4 equal, quarterly payments.

Exhibit 10.3 Execution Copy Locations Count and the Ending SHO Locations Count, multiplied by $807.10 in fiscal 2014 and $1,560.06 in fiscal 2015. For example if: (a) the Beginning SHO Locations Count was 1,300 for fiscal 2014, (b) the Ending SHO Locations Count was 1,400 for 2014, then the 4 quarterly payments would for 2014 would be increased to $12,308.31 and SHO would pay SHMC a true-up payment of $80,710.25 in January 2015 for 2014. On or before the 10th day of fiscal 2015 and fiscal 2016 SHO will report to SHMC in writing the Beginning SHO Locations Count and the Ending SHO Locations Count for 2014 and 2015, respectively. d. System Migration. As of the February 2nd, 2014, a new row is added to page A-64 in Appendix 1.01-A of the Agreement at the end of the “IT Services” Section as follows: IT Service Costs – System Migration For a period of three (3) years, beginning on October 31, 2013, SHMC shall use Good Faith efforts to provide appropriate IT and related services (including people, access to systems and data/information migration, testing, verification, integration, and similar services) on a time and materials basis to assist SHO in its desire to successfully migrate within the time frames set forth in each SHO Migration Plan (as defined below) from SHMC systems, infrastructure, and managed services (“System Migration Services”) to: (1) SHO’s systems and infrastructure and/or (2) systems, infrastructure and managed services provided to SHO by third parties. SHO shall be responsible for creating a detailed migration plan for each such SHMC system, infrastructure and managed service used by SHO (each a “SHO Migration Plan”) and for managing each such migration. The parties will, by December 31, 2014 use Good Faith efforts to mutually agree on the final migration date for each SHO Migration Plan. SHO will provide each SHO Migration Plan to SHMC for its review and comment. SHO will, in Good Faith, take into account SHMC’s comments in finalizing each SHO Migration Plan.

Exhibit 10.3 Execution Copy The Labor Rates for System Migration Charges are as follows: Labor Type Skill Set Hourly Rate SHMC or its Affiliates Associate Associate $100.00 3rd Party Contractor Variable 3rd party charges to SHMC or its Affiliates without mark- up.  SHO will pay no data/information-transfer or other charges assessed by SHMC for System Migration Services.  SHO will reimburse SHMC upon demand for its reasonable, out- of-pocket costs necessarily incurred to provide the System Migration Services (including all costs assessed by third parties). All costs and expenses approved by SHO in writing, shall be conclusively deemed to be necessarily and reasonable. Upon a written request by SHO for System Migration Services, SHMC in Good Faith will assess with respect to each request for System Migration Services whether: (i) it has the internal resources that are qualified to perform the requested services and whether they are available to assist SHO (based upon SHMC’s estimates of its internal needs for its associates); or (ii) external resources are necessary. If external resources are necessary, and if those resources will be modifying SHMC’s or its Affiliates’ systems, SHMC will retain such resources at SHO’s request and at SHO’s sole expense. If external resources do not need to modify or access SHMC’s of its’ Affiliates

Exhibit 10.3 Execution Copy systems, SHO will hire such resources directly. 2. Condition Precedent. It is a condition precedent to the effectiveness of this Amendment that the parties (or their Affiliates, as applicable) also execute: (a) that certain Amendment No. 1 to Separation Agreement, (b) that certain Amendment #2 to Merchandising Agreement, (c) that certain Amendment No. 1 to Store Licensing Agreement (Outlet), and (d) that certain Supplemental Agreement. 3. No Other Amendments. Except as expressly amended herein, the Agreement shall continue in full force and effect, in accordance with its terms, without any waiver, amendment or other modification of any provision thereof, including the parties’ choice of Illinois law (pursuant to Section 12.14 of the Agreement) which also applies to this Amendment. Signature Page Follows

Exhibit 10.3 Execution Copy IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth below by their respective officers thereunto duly authorized. SEARS, HOLDINGS MANAGEMENT CORPORATION By: /s/ RONALD BOIRE Executive Vice President, Chief Merchandising Officer and President, Sears Full-Line Stores & Kmart Formats December 9, 2013 SEARS HOMETOWN AND OUTLET STORES, INC. By: /s/ W.BRUCE JOHNSON W. Bruce Johnson Chief Executive Officer and President Date: December 9, 2013

Exhibit 10.3 Execution Copy Attachment #1 Exhibit 1 (Outlet: Retainer Services Agreement) See attached 6 page document End of Attachment

Exhibit 10.3 Execution Copy OBU Project Outline – Exhibit 1 Dated: December 9, 2013 Requesting Party: Sears Hometown and Outlet Stores, Inc. (“SHO”) Requesting Party Contact: Donnie Franzen Date Submitted: 11/06/2013 OBU Account Manager: Syed Ali Project Name: Sears Outlet: Retainer Services Agreement 2013 - 18244 1 Statement of Work   WorkLenz ID: 18244 1.1 Project Description  The Online Business Unit at Sears Holdings Management Corporation  (“OBU”) will  provide design, development, project management, QA and Support services for the  evolution  and maintenance  of  the  SHO’s  online  platforms  set  forth  below.  All  services  provided  under  this  Exhibit  1  (the  “Online SOW”)  shall  be  deemed  “Services”  provided  under  the  Service  Agreement  between  SHO  and  the OBU.   The aim of this understanding is to provide a basis for close co‐operation between  the SHO and the OBU in support of SHO’s website and supporting functionality,  but does not address promotions, marketing or related capabilities.  Objectives of Service 1. Propose the OBU Delivery Team structure and associated budget to support  the following  SHO online platforms: SearsOutlet.com and  ReturnsFlow.com.  2. To define the cost structure associated with the services  with the intent to  achieve  a  price/value  relationship  that  exceeds  what  can  be  managed/sourced  via  competitive  bid  by  SHO  from  providers  other  than  SHMC and its current supporting vendor/partners.

Exhibit 10.3 Execution Copy 1.2 Team   The OBU will provide both dedicated and shared resources based on and offshore to  drive and support the development needs of SHO’s online business.   The current  team and costs can be  found  in Section 3. Appendix A attached hereto  provides monthly staffing and cost detail.     A dedicated resource will work primarily on SHO projects and will not be staffed onto  other projects  for  significant  time unless  first discussed with and approved by SHO.  Dedicated  resources  will  continue  to  perform  administrative,  management,  performance management, recruiting, and other OBU required tasks outside of core  project work. These tasks typically require no more than 5 hours per week.  1.3 Hiring and Staffing Notes  • Increasing Team Size: OBU requires 60 days‐notice to add additional team members  to those supporting SHO’s projects.  • Reducing Team Size: OBU requires 60 days‐notice to reduce the number of  its team  members supporting SHO projects.    • OBU will  provide  an  adjusted  quote  and  addendum  to  this  Exhibit  1  to  reduce  or  increase the size of its team supporting SHO.  • Interchanging Resources: At  its discretion, OBU may  interchange resources on SHO’s  project(s) by providing 30 days prior notice to SHO’s online team. OBU will provide a  week  overlap  between  the  outgoing  and  the  incoming  resource  for  knowledge  transfer. During  such  a  time, Online will not  charge  additional  fees  for overlapping  time. The OBU may then remove resources once a replacement  is  in place, and such  replacement  has  undergone  the  previously  described  training/knowledge  transfer  process.   • Hiring  and  Recruiting:  OBU  is  solely  responsible  for  recruiting  resources  including  compensation, bonus etc. However, OBU will work closely with SHO to ensure SHO’s  needs for specific skills are met. OBU  is solely responsible for determining use of full  time employees and/or contract resources.  • Performance Management: On unsatisfactory resource performance, SHO will provide  in writing the resource name and examples of poor performance. There after OBU will  determine how  to handle  resource  issues  (e.g. coaching, performance  improvement  plan, reallocate tasks/roles, interchange resources, etc.)  • Resource Replacement and backfill: OBU will use commercially reasonable efforts to

Exhibit 10.3 Execution Copy promptly backfill departing  team members. Notwithstanding  the  forgoing, OBU will  continue  to  meet  deliverable  deadlines  by  adding  temporary  resources,  working  overtime, or other implementing other contingencies.  • Team Location: Dedicated resources will be based either at Hoffman Estate or offsite.  • Temporary Resources: Additional temporary resources may be added to augment the  team supporting SHO as needed and/or to meet specific skill set needs of SHO.   This  work will be quoted and contracted separately.   1.4 Key Assumptions and Specifics of Budget   See Appendix A  1.5 Term and Termination  • This Online SOW is in effect from February 1, 2013 through January 31, 2014. • After January 31, 2014, this Online SOW will renew monthly unless a new this Online  SOW or extension is put in place.  • This Online SOW may be terminated in accordance with the Services Agreement.  • Upon termination, OBU will release and/or redeploy team resources  • Project costs may be evaluated and adjusted from time‐to‐time as necessary  with mutual agreement from OBU and SHO.  • Appendix A reflects February – July 2013 actual, mutually agreed upon  charges and forecasted charges for August 2013  through January 2014  assuming stated staffing.

Exhibit 10.3 Execution Copy 2 Funding and Chargeback   Please provide  signatures; development will not begin without acceptance and approval of  Project Costs.  Payment Terms (EFFECTIVE FEBRUARY 1ST, 2013): Sears Outlet shall be charged on a monthly basis. Details of the charges can be found in Appendix A of this document. Expenses: Pricing does not include image royalty or software licensing, if applicable. All third party costs are estimates. Third party expenses directly incurred by the OBU exclusively for SHO projects will be billed and paid by SHO at cost to OBU. Signature constitutes agreement to pay the fees outlined in Appendix A hereto in accordance with the Agreement. JA # (Required): Unit/Overhead: Sign-off: Name Title Signature Date BU Requestor Donnie Franzen Director, E-Commerce BU Approval J.J. Ethridge VP, Supply Chain & Technology - SHO 3 Annual Cost Summary  SHO 2013 - OBU Delivery Team - Budget Proposal / Exec Summary Cost Category Amount (in $) Labor $3,200,792 OBU $3,267,108 Ux $515,233 Onshore $1,467,024 Offshore $1,284,851 Infosys $289,328 Total Labor $3,556,436 Total Labor Bill (at 10% Discount) $3,200,792 Other Expenses $83,598

Exhibit 10.3

Execution Copy

Site Hosting	
SHO Site Hosting & Support	$169,000
SHO Site Hosting (Discount - same as 2012)	-$122,000
Returns Flow Site Hosting	$14,214
Tools	
Tools	$22,384
Product Reviews	$0
Total Bill - (Labor & Other Expenses) - To SHO online business*	**$3,284,390**

*Of the Annual Costs listed above, SHO has paid $ 2,526,345 through October 31st, 2013.

- Includes Labor for Core Outlet – Engineering & Ux Delivery Team Only
- Assumes the Core Team is ramped up full staffing level from FY 2013 (Feb 1st).

- Other Expenses Includes
  - SHO Returns Flow Site hosting and maintenance
  - Tools à Dynatrace, Catch Point
  - Tools à Akamai (this cost is absorbed by Sears OBU and not charged to SHO)
- Doesn't include
  - Any new SHO required infrastructure (hardware or software) if needed for 2013
  - Any new operational site monitoring tools that will be needed by SHO at later time (ex: Tea Leaf, etc.)
  - Incremental delivery work from OBU (Outside of Core Outlet Delivery Team)
  - Incremental delivery work from I&TG, or other teams external to OBU, within SHMC that need to work on SHO projects

Exhibit 10.3 Execution Copy 4 Appendix A

Exhibit 10.3 Execution Copy